EXHIBIT 10-12

                         AMENDED TERM PROMISSORY NOTE


$2,733,337.00                                               Rochester, New York

March 28, 1996

   This Term Promissory Note (the "Note") amends, restates and replaces the Term Loan Agreement and Term Promissory Note dated March 31, 1995. All sums outstanding thereunder shall be deemed outstanding hereunder. No new indebtedness is created hereby.

   For value received, the undersigned (referred to herein as the "undersigned" or the "Borrower") unconditionally promises to pay to the order of THE CHASE MANHATTAN BANK (National Association) ("Chase"), at its office located at One Chase Square, Rochester, New York 14643, or to such other address as Chase may notify the undersigned, the principal amount of Two Million Seven Hundred Thirty-three Thousand Three Hundred Thirty-seven and No/100 Dollars ($2,733,337.00) (the "loan").

   This Note includes any Schedule or Rider attached hereto.

      TERMS OF REPAYMENT. The entire amount of principal, and remaining accrued interest on, this Note shall be due on January 1, 1999 (the "Maturity Date"). Installments shall be payable in 34 consecutive principal installments of $80,392.26 each due on the first day of each month commencing on April 1, 1996.

      INTEREST. The undersigned promises to pay interest on the unpaid balance of the principal amount of the loan from and including the date of the loan to but excluding the date the loan shall be paid in full at a rate of interest per year which shall automatically increase or decrease from time to time so that at all times such rate shall remain equal to that rate of interest from time to time announced by Chase at its head office as its prime commercial lending rate (the "Prime Rate") plus 1.5%. Changes in the rate of interest hereunder shall be effective as of and for the entire day on which such change in the Prime Rate becomes effective.

   Interest shall be payable on the first day of each month (commencing on the first such date occurring after the date of the loan), unless otherwise specified on a Rider attached hereto, on the Maturity Date, and on any prepayment of principal. Interest shall be calculated on the basis of a year of 360 days and payable for the actual number of days elapsed.

   After the occurrence of an Event of Default set forth below, Chase, at its option, by written notice to the undersigned may increase the interest rate on this Note by an additional two percent (2%) per year effective on the date of such notice.

   PAYMENTS. All payments under this Note shall be made in lawful money of the United States of America at Chase's office specified above. Chase may (but shall not be obligated to) debit the amount of any payment (principal or interest) under this Note when due to any deposit account of (any of) the undersigned with Chase. Chase may apply any money received or collected for payment of this Note to the principal of, interest on or any other amount payable under, this Note in any order that Chase may elect.

   Whenever any payment to be made hereunder (including principal and interest) shall be stated to be due on a day on which Chase's head office is not open for business, that payment will be due on the next following banking day, and any extension of time shall in each case be included in the computation of interest payable on this Note.

   If any payment (principal or interest) shall not be paid within 15 days of the date it is due, other than a payment of the entire principal balance of the Note due upon demand, the undersigned shall pay a late payment charge equal to five percent (5%) of the amount of such delinquent payment, provided that the amount of such late payment charge shall be not less than $25 nor more than $500.

   AUTHORIZATIONS. The undersigned hereby authorizes Chase to make the loan and disburse the proceeds and to make repayments of the loan by debiting such account upon oral, telephonic instructions made by any person purporting to be an officer or agent of the undersigned who is empowered to make such requests and give such instructions. The undersigned may amend these instructions, from time to time, effective upon actual receipt of the amendment by Chase. Chase shall not be responsible for the authority, or lack of authority, of any person giving such telephonic instructions to Chase pursuant to these provisions. By executing this Note, the undersigned agrees to be bound to repay the loan obtained hereunder as reflected on Chase's books and records.

   RECORDS. The date and amount of the loan and each payment of principal, and the outstanding principal balance of the loan, shall be recorded by Chase on its books and any such record shall be conclusive absent manifest error.

   REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants upon the execution and delivery of this Note, that: (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; (b) it has the power to execute and deliver this Note and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (c) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or materially affecting it or any of its assets, except for such violations or conflicts, other than violations or conflicts of any provision of the Borrower's organizational documents, which would not materially adversely affect the financial condition, operations, property or business of the Borrower or the ability of the Borrower to perform its obligations under this Note (a "Material Adverse Effect"); (d) to the best of undersigned's knowledge, all governmental and other consents that are required to have been obtained by it with respect to this Note have been obtained and are in full force and effect and all conditions of any such consents have been complied with; (e) its obligations under this Note constitute its legal, valid and binding obligations, enforceable in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and general principles of equity; (f) all financial statements and related information furnished and to be furnished to Chase from time to time by the undersigned are true and complete and fairly present the financial or other information stated therein as at such dates or for the periods covered thereby;
(g) there are no actions, suits, proceedings or investigations pending or, to the knowledge of the undersigned, threatened against or affecting the undersigned before any court, governmental agency or arbitrator, which would have a Material Adverse Effect; and (h) there has been no material adverse change in the financial condition of the undersigned since the financial statements for the month ending February 29, 1996.

   SECURITY. As collateral security for the payment of this Note and of any and all other obligations and liabilities of the undersigned to Chase, now existing or hereafter arising, the undersigned grants to Chase a security interest in and a lien upon and right of offset against all moneys, deposit balances, securities or other property or interest therein of the undersigned now or at any time hereafter held or received by or for or left in the possession or control of Chase or any of its affiliates, including subsidiaries, whether for safekeeping, custody, transmission, collection, pledge or for any other or different purpose.

   As further collateral security, the undersigned has granted to Chase a security interest in all equipment of the undersigned, whether now owned or hereafter acquired, and all proceeds thereof (which security interest in the equipment listed on Schedule A hereto shall be subordinate to the interest of the creditor listed opposite such equipment on Schedule A).

   DEFAULT. IF ANY OF THE FOLLOWING EVENTS OF DEFAULT SHALL OCCUR with respect to any of the undersigned (each an "Event of Default"):
   (a) the undersigned shall fail to pay the principal of, or interest on, this Note, or any other amount payable under this Note, as and when due and payable;

   (b) any representation or warranty made or deemed made by the undersigned in this Note or in any document granting security or support for (or otherwise executed in connection with) this Note or by any third party supporting or liable with respect to this Note (whether by guaranty, subordination, grant of security or any other credit support, a "Third Party") in any document evidencing the obligations of a Third Party (this Note and all of the foregoing documents and all agreements, instruments or other documents executed by the undersigned or a Third Party being the "Facility Documents") or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

   (c) the undersigned or any Third Party shall fail to perform or observe any term, covenant or agreement contained in any Facility Document on its part to be performed or observed, and such failure shall continue for 30 consecutive days;

   (d) the undersigned or any Third Party shall fail to pay when due any indebtedness in excess of $50,000.00 (including but not limited to indebtedness for borrowed money) or if any such indebtedness shall become due and payable, or shall be capable of becoming due and payable at the option of any holder thereof, by acceleration of its maturity, or if there shall be any default by the undersigned or any Third Party under any agreement relating to such indebtedness unless such default shall be cured within an applicable cure period or waived by the holder of such indebtedness;

   (e) the undersigned or any Third Party: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (ii) shall make an assignment for the benefit of creditors;
(iii) shall file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have any such petition filed against it and the same shall remain undismissed for a period of 30 days or shall consent or acquiesce thereto; or (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property;

   (f) any Third Party Facility Document shall at any time and for any reason cease to be in full force and effect or shall be declared null and void, or its validity or enforceability shall be contested by the relevant Third Party or such Third Party shall deny it has any further liability or obligation under any Facility Document or shall fail to perform its obligations under any Facility Document;

   (g) any security agreement or other agreement (whether by the undersigned or any Third Party) granting a security interest, lien, mortgage or other encumbrance securing obligations under any Facility Document shall at any time and for any reason cease to create a valid and perfected first priority security interest (except with respect to security interests in equipment referenced on Schedule A), lien, mortgage or other encumbrance in or on the property purported to be subject to such agreement or shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability of any such agreement shall be contested by any party to such agreement, or such party shall deny it has any further liability or obligation under such agreement or any such party shall fail to perform any of its obligations under such agreement;

   (h) there be such a change in the condition or affairs (financial or otherwise) of the Borrower or any guarantor of this Note, as in the reasonable opinion of Chase or any holder hereof, which will substantially increase the credit risk of Chase or any holder hereof; or

   (i) one or more judgments, decrees or orders for the payment of money in excess of $50,000 in the aggregate shall be rendered against the undersigned and shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

THEN, IN ANY SUCH CASE, if Chase shall elect by notice to the undersigned, the unpaid principal amount of this Note, together with accrued interest, shall become forthwith due and payable; provided that in the case of an event of default under (e) above, the unpaid principal amount of this Note, together with accrued interest, shall immediately become due and payable without any notice or other action by Chase.

      CERTAIN WAIVERS. The undersigned waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

      COSTS. The undersigned agrees to reimburse Chase on demand for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for Chase and costs allocated by its internal legal department) in connection with the preparation, interpretation, performance or enforcement of this Note and the Facility Documents.

      NOTICES. All notices, requests, demands or other communications to or upon the undersigned or Chase shall be in writing and shall be deemed to be delivered upon receipt if delivered by hand or overnight courier or five days after mailing to the address (a) of the undersigned as set forth next to the undersigned's execution of this Note, (b) of Chase as first set forth above, or
(c) of the undersigned or Chase at such other address as the undersigned or Chase shall specify to the other in writing.

      ASSIGNMENT.   This  Note shall be binding upon the undersigned and its or their successors and shall inure to the benefit of Chase and its successors and assigns.

      ENTIRE AGREEMENT, AMENDMENT AND WAIVER. This Note and the Facility Documents constitute the entire agreement between the undersigned and Chase and may be amended only by a writing signed on behalf of each party and shall be effective only to the extent set forth in that writing. In the event of any inconsistency between this Note (and any Rider(s) attached hereto) and the Facility Documents, this Note and such Riders shall prevail. No delay by Chase in exercising any power or right hereunder shall operate as a waiver thereof or of any other power or right; nor shall any single or partial exercise of any power or right preclude other or future exercise thereof, or the exercise of any other power or right hereunder.

      GOVERNING LAW; JURISDICTION. This Note shall be governed by and construed in accordance with the laws of the State of New York. The undersigned consents to the nonexclusive jurisdiction and venue of the state or federal courts located in such state. In the event of a dispute hereunder, suit may be brought against the undersigned in such courts or in any jurisdiction where the undersigned or any of its assets may be located. Service of process by Chase in connection with any dispute shall be binding on the undersigned if sent to the undersigned by registered mail at the address(es) specified below or to such further address as the undersigned may specify to Chase in writing.

      MAXIMUM INTEREST. Notwithstanding any other provision of this Note, the undersigned shall not be required to pay any amount pursuant to this Note which is in excess of the maximum amount permitted to be charged by national banks under applicable law and any such excess interest paid shall be refunded to the undersigned or applied to principal owing hereunder.

      BUSINESS COVENANTS. The undersigned agrees that until payment in full of the loan, all interest thereon and all other amounts payable under this Note, the undersigned shall perform and comply with the covenants set forth on the Business Covenants Rider annexed hereto.

      BORROWER WAIVERS. THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE(S) (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE OR ANY FACILITY DOCUMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL, AT CHASE'S OPTION, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

      IN ADDITION, THE UNDERSIGNED WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF DELAY BY CHASE AND ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

Chase   Account   No.   to   be   charged  for  Disbursements   and Payments:
______________________________

Address for notices:                ARTISTIC GREETINGS INCORPORATED
One Komer Center                By: /s/ Thomas C. Wyckoff
P.O. Box 1999
Elmira, New York   14901      Print Name _________________________________
                                Title:  Senior VP and General Counsel

                             Business Covenants Rider

                          SCHEDULE OF BUSINESS COVENANTS


   This Rider is referred to in and is attached to the NOTE made by ARTISTIC GREETINGS INCORPORATED (the "undersigned" or the "Borrower") to the order of THE CHASE MANHATTAN BANK (National Association) ("Chase") dated March 28, 1996 (the "Note") Any capitalized term not otherwise defined herein shall have the meaning ascribed.

   1.    AFFIRMATIVE COVENANTS.  The undersigned agrees that it shall:

         1.1   Furnish to Chase:

         (a) As soon as available and in any event within 90 days after and as at the close of each Fiscal Year, a consolidated (and consolidating) balance sheet of undersigned and its consolidated Subsidiaries, and consolidated (and consolidating) statements of income, cash flows and changes in shareholders' equity of undersigned and its consolidated Subsidiaries prepared in accordance with GAAP consistently applied, on an audit basis, prepared by Arthur Anderson, LLP or other independent public accounting firm satisfactory to Chase, and as to audited statements, accompanied by a satisfactory report and opinion of such accountants.

         (b)   As  soon as available and in any event within 45 days after  the end of each of the first three Fiscal Quarters, a consolidated (and consolidating) balance sheet of undersigned and its consolidated Subsidiaries as at the end of each such quarter and related consolidated (and consolidating) statements of income, cash flow and changes in shareholders' equity of the undersigned and its consolidated Subsidiaries for the Fiscal Quarter and from the beginning of such Fiscal Year to the end of such Fiscal Quarter, together with comparisons to the previous year, if appropriate, and to budget projections, prepared in conformity with GAAP consistently applied (subject to year-end adjustments), and certified by an appropriate financial officer of undersigned.

         (c) As soon as available and in any event within 30 days after the end of each month which is not also the end of a Fiscal Quarter, a consolidated (and consolidating) balance sheet of undersigned and its consolidated Subsidiaries as at the end of each such month and related consolidated (and consolidating) statements of income, cash flow and changes in shareholders' equity of the undersigned and its consolidated Subsidiaries for the month and from the beginning of such Fiscal Year to the end of such month, together with comparisons to the previous year, if appropriate, and to budget projections, prepared in conformity with GAAP consistently applied(subject to year-end adjustments), and certified by an appropriate financial officer of undersigned.

         (d) Such other books, records and reports as Chase may from time to time reasonably request, including an equipment listing; inventory listing, aging and locations; and accounts receivable aging; which information, together with the above financial reports, shall all be prepared in form and detail satisfactory to Chase.

         1.2 Cause to be done all things necessary to preserve and keep in full force and effect undersigned's and its Subsidiaries' existence, rights, licenses and franchises necessary and material to undersigned's operations taken as a whole; and comply with all laws applicable to undersigned, except for such non-compliance which would not have a Material Adverse Effect.

         1.3 Permit representatives of Chase to visit and inspect any of the properties of undersigned and its Subsidiaries, examine its corporate books and records, and to make extracts or copies of such books and records, and discuss its affairs, finances and accounts with its officers, provided that the foregoing shall only be done at reasonable times upon prior written notice and during normal business hours and with not more than reasonable frequency, and provided further that the reasonable cost of such inspections and examinations shall be paid by undersigned.

         1.4 Cause to be paid and discharged all obligations when due and all lawful taxes, assessments and governmental charges or levies imposed upon undersigned or any Subsidiary, or upon any property, real, personal or mixed, belonging to undersigned or its Subsidiaries, or upon any part thereof, before the same shall become in default, as well as lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that neither the undersigned nor any Subsidiary shall be required to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in the normal course of business and in good faith.

         1.5 Maintain with financially sound, reputable and duly licensed insurers, insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by similar companies in similar localities.

         1.6 Promptly notify Chase in writing with full details if any event occurs or any condition exists which constitutes, or which but for a requirement of lapse of time or giving of notice or both would constitute an Event of Default under the Note or which might materially and adversely affect the financial condition or operations of undersigned or any Subsidiary.

   2. NEGATIVE COVENANTS. Undersigned agrees that it shall not, and shall not permit any Subsidiary to:

     2.1    Pledge or encumber any of its assets, except:

               (a) mortgages, liens, security interests or encumbrances granted to Chase,

               (b) in the case of real properties, easements, restrictions, exceptions, reservations or defects which, in the aggregate, do not interfere materially with the continued use of such properties for the purposes for which they are used and do not affect materially the value thereof;

               (c) liens, pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure performance in connection with bids, tenders and contracts (other than contracts for the payment of borrowed money) to which the undersigned or any Subsidiary is a party;

               (d) deposits to secure public or statutory obligations of the undersigned and any Subsidiaries;

               (e) liens, deposits or pledges to secure the performance of surety, stay, appeal, indemnity, performance or similar bonds;

               (f) materialmen's, mechanics', carriers', workers' or other like liens arising in the ordinary course of business, or deposits of cash or United States obligations to obtain the release of such liens;

               (g) purchase money liens created by undersigned or any Subsidiary in the course of purchasing property, or existing on property at the time of such purchase (whether or not assumed), provided that such lien shall be restricted to the property being purchased, that the indebtedness secured thereby shall not exceed 80% of the lesser of cost or fair market value at the time of purchase, and the related expenditure is permitted by Section 2.10 hereof; and

               (h) liens and encumbrances existing as of the date hereof and disclosed to Chase in writing, including without limitation, liens in favor of Marine Midland Bank; and

               (i) judgment and other similar liens or encumbrances arising in connection with court proceedings, provided the execution or other enforcement of such liens or encumbrances is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings.

          2.2 Make or permit to be made any material change in the character, management or direction of undersigned's business or operations (including, but not limited to, a change in its executive management or in the ownership of its capital stock which effects a change in the control of any such business or operations), without reasonable prior written notice to Chase.

          2.3 Be in violation of any law or regulation, order, writ, injunction or decree of any court or governmental instrumentality or in breach of any agreement or instrument to which undersigned or any Subsidiary is subject or in default thereunder, except for such violations, breaches or defaults which would not have a Material Adverse Effect.

          2.4 Enter into or be a party to any merger, consolidation, reorganization, exchange of stock or all or substantially all of its assets, unless undersigned is the surviving corporation and as such satisfies all of the covenants contained in this Schedule; provided further, however, the undersigned will not permit any corporation to merge into undersigned or acquire all or substantially all of its assets in exchange for securities of its own issue if immediately after such merger or asset acquisition, assuming full conversion of any convertible securities issued in connection therewith, the shareholders of the corporation merged into undersigned or any Subsidiary would hold 50% or more of the voting power of undersigned or any Subsidiary.

          2.5 Organize or cause to exist any new Subsidiaries, without Chase's prior written consent, which consent shall not be unreasonably withheld and may be conditioned, without limitation, upon the execution by such Subsidiary of a guarantee of payment of the Note and all other indebtedness of undersigned to Chase and of a security agreement covering such Subsidiary's assets and securing such debt.

          2.6 Sell, lease, assign, transfer or otherwise dispose of any of the assets of undersigned that are collateral for the undersigned's obligations to Chase.

          2.7 Make or hold any investment in any securities of any kind other than ownership of stock of Subsidiaries and other than securities owned as of the date hereof and securities purchased with the proceeds of such securities, be or become a party to any joint venture or partnership, or make or keep outstanding any advance or loan except as permitted pursuant to and under
Part 2.8. The foregoing provision shall not apply to any investment in direct obligations of the United States of America, certificates of deposit issued by a member bank of the Federal Reserve System, or any investment in commercial paper which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investors Service, Inc. or Standard & Poor's Corporation.

          2.8 Loan or make advances to, or guarantee, indorse or otherwise be or become liable or contingently liable in connection with the obligations or indebtedness of any other person, firm or corporation, directly or indirectly except:

               (a) as an indorser of negotiable instruments for the payment of money in the ordinary course of business;

               (b)    trade credit extended in the ordinary course of business;

               (c) advances, not in excess of $10,000.00 in each instance, made in the usual course of business to officers and employees and guaranties of the obligations of employees incurred in connection with their employment;

               (d) loans to wholly-owned Subsidiaries which have guaranteed all indebtedness of undersigned to Chase;

               (e) guarantees by Subsidiaries of undersigned's indebtedness to Chase;

               (f) miscellaneous guarantees not to exceed in each case $50,000.00 or in the aggregate $100,000.00.

          2.9 Make expenditures for fixed or capital assets exceeding an aggregate amount of $3,000,000.00 in any single Fiscal Year, plus the amount permitted to be and not as of yet expended for fixed or capital assets in the prior Fiscal Year.

          2.10 Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock, or make any distribution of its assets to its stockholders or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the undersigned or another such Subsidiary, except that: (a) the undersigned may declare and deliver dividends and make distributions payable solely in common stock of the undersigned; and
(b) the undersigned may declare dividends in its current Fiscal Year which do not exceed the amount of tax liability of the shareholders of the undersigned attributable to the undersigned's undistributed taxable income during any applicable Fiscal Year.

    3. FINANCIAL COVENANTS. The undersigned shall maintain the following financial covenants and ratios:

          3.1 MINIMUM CONSOLIDATED WORKING CAPITAL. The Borrower will maintain at all times an excess of Consolidated Current Liabilities over Consolidated Current Assets of not more than $350,000 through June 30, 1996 and will maintain an excess of Consolidated Current Assets over Consolidated Current Liabilities of not less than $1.00 at all times thereafter. For the purpose of this section, all amounts outstanding under the Revolving Credit Note executed and delivered by Borrower to Marine Midland Bank shall be treated as long term debt.

          3.2 MINIMUM TANGIBLE NET WORTH. The Borrower will maintain at all times a Consolidated Tangible Net Worth of not less than $8,000,000.

          3.3  MONTHLY  INCOME/LOSS.   During  each month ending after the date
hereof, the Borrower will not incur a net, pre-tax loss (exclusive of non-cash write-downs not to exceed $500,000 in the aggregate) in excess of $500,000.

          3.4 CURRENT RATIO. The Borrower will maintain at all times a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than .9 to 1.0 through June 30, 1996 and 1.0 to 1.0 at all times thereafter. For the purpose of this section, all amounts outstanding under the Revolving Credit Note executed and delivered by Borrower to Marine Midland Bank shall be treated as long term debt.

        3.5 QUARTERLY LOSS. The Borrower will not suffer or incur a quarterly net loss (exclusive of non-cash write-downs not to exceed $500,000 in the aggregate) before taxes in excess of the following amounts:

           QUARTER ENDED                   Maximum Quarterly Loss

              3/31/96                $900,000
              6/30/96                500,000
              9/30/96                -0-
        12/31/96, and each           -0-
     fiscal quarter thereafter

          3.6 LEVERAGE RATIO. The Borrower will maintain at all times a ratio of Consolidated Liabilities to Consolidated Tangible Net Worth of not greater than 4.0 to 1.0.

    4.    DEFINITIONS AND RULES OF CONSTRUCTION.

          4.1 In addition to the terms defined elsewhere in the Note, the following terms shall have the following meanings for purposes of this
Schedule:

    "CONSOLIDATED CURRENT ASSETS" means, in respect of a Person, all assets of such Person and its Subsidiaries (if any) on a consolidated basis which should in accordance with GAAP be classified as current assets after eliminating inter-company items, but in any event excluding any assets which are pledged or deposited as security for, or for the purpose of paying, any Indebtedness.

    "CONSOLIDATED CURRENT LIABILITIES" means, in respect of a Person, all Indebtedness of such Person and its Subsidiaries (if any) on a consolidated basis which should, in accordance with GAAP, be classified as current liabilities after eliminating inter-company items (including loans payable to officers and employees of the undersigned) and excluding Subordinated Debt.

    "CONSOLIDATED LIABILITIES" means, in respect of a Person, all Indebtedness of such Person and its Subsidiaries (if any) on a consolidated basis which should, in accordance with GAAP, be classified as liabilities after eliminating inter-company items and excluding Subordinated Debt.

    "CONSOLIDATED TANGIBLE NET WORTH" means, in respect of a Person, the consolidated stockholders' equity in such Person and its Subsidiaries determined in accordance with GAAP, except that there shall be deducted therefrom all intangible assets (other than leasehold improvements) of such Person and its Subsidiaries, such as organization costs, unamortized debt discount and expense, goodwill, patents, trademarks, copyrights, contractual franchises, and research and development expenses.

    "CONSOLIDATED WORKING CAPITAL" means the difference of Consolidated Current Assets minus Consolidated Current Liabilities in respect of a Person.

    "FISCAL YEAr" means the undersigned's fiscal year consisting of a twelve month period ending on each December 31.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof and from time to time hereafter, consistently applied.

    "INDEBTEDNESS" means, in respect of any Person, all items (other than capital stock, additional paid-in capital, retained earnings and deferred credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date on which Indebtedness is to be determined. "Indebtedness" shall also include, whether or not so reflected, (i) indebtedness, obligations, and liabilities secured by any mortgage, pledge or lien existing on property owned subject to such mortgage, pledge or lien whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed, (ii) all guaranties made by such Person, and (iii) the amount of any reimbursement obligation in respect of any letter of credit.

    "PERSON" means an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

    "SUBORDINATED DEBT" means indebtedness of the undersigned which shall be subordinated to the loan in a form satisfactory to Chase in its sole discretion reasonably exercised and to which Chase shall have given its express written consent.

    "SUBSIDIARY" means any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the undersigned.

          4.2 All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

          4.3 All references to Subsidiaries or Consolidated Subsidiaries shall be deemed to mean if any shall exist. For so long as undersigned has no Subsidiary, all definitions and covenants referring to undersigned and its Subsidiaries or Consolidated Subsidiaries on a consolidated basis and all references to consolidated and consolidating financial statements shall be deemed to refer to undersigned alone and to undersigned's financial statements alone, respectively, but shall remain applicable in all other respects.

Dated: March 28, 1996       ARTISTIC GREETINGS INCORPORATED

                                        By:/s/ Thomas C. Wyckoff

                                        Print Name:__________________________

                                        Title: Senior VP and General Counsel



                  AMENDMENT AND WAIVER AGREEMENT

   AMENDMENT AND WAIVER AGREEMENT (THE "Agreement") dated March 28, 1996 by and between ARTISTIC GREETINGS INCORPORATED, a Delaware corporation (the "Borrower"), and THE CHASE MANHATTAN BANK, N.A., a national banking association (the "Bank").

                          R E C I T A L S

   1. The Borrower and the Bank have entered into a Term Loan Agreement dated as of March 31, 1995 (the "Term Loan Agreement) and a Security Agreement dated as of March 31, 1995 (the "Security Agreement"), and, in connection with the transactions contemplated by the Term Loan Agreement, the borrower executed a Term Promissory Note in favor of the Bank dated March 31, 1995 (the "Note"; the Term Loan Agreement, the Security Agreement and the Note are hereinafter referred to collectively as the "Loan Documents").

   2. The Borrower is in default under the Loan Documents by reason of the violation of certain covenants in the Term Loan Agreement and the Security Agreement.

   3. The Borrower and Marine Midland Bank ("Marine Midland") have entered into a Revolving Credit Agreement dated as of March 8, 1996 (the "Marine Credit Agreement"), and a Security Agreement dated as of March 8, 1996 (the "Marine Security Agreement") an Amendment, Modification and Waiver Agreement dated as of March 8, 1996 (the "Marine Amendment and Waiver Agreement"; the Marine Credit Agreement, Marine Security Agreement and Marine Amendment and Waiver Agreement are hereinafter collectively referred to as the "Marine Loan Documents") for the purpose of waiving certain defaults of the Borrower under a pre-existing line of credit and certain other loan documents between the Borrower and Marine Midland and for the purpose of terminating such pre-existing line of credit and refinancing the amounts outstanding thereunder.

   4. The Borrower, the bank and Marine Midland have entered into a letter agreement (the "Letter Agreement") dated March 8, 1996 relating to certain equipment securing an equipment loan from Marine Midland to Borrower.

   5. The Borrower and the Bank have agreed to amend, restate and replace the Term Loan Agreement and the Note with an Amended Term Promissory Note (the "Amended Note") in substantially the form attached hereto as EXHIBIT A.

   NOW, THEREFORE, in consideration of the mutual promises contained herein, the Borrower and the Bank hereby agree as follows:

   1.   WAIVER OF DEFAULTS.  The Bank hereby waives the following:

        (a) Through the date of this Agreement, any defaults arising under paragraph 1, paragraph 2 and paragraph 3 of Term Loan Agreement.

        (b) Through the date of this Agreement, any events of default under paragraphs 3(b), 3(c), 3(d) and 3(f) of the Note.

        (c) Through the date of this Agreement, events of default, if any, arising under the Security Agreement.

        (d) Any default under the Loan Documents resulting from the execution, delivery and performance of the Marine Loan documents and the transactions contemplated thereby.

   2.   PRE-PAYMENT.   The Borrower shall on the date hereof  make  a  pre-
payment  to the Bank of $125,000  (the  "Pre-Payment").   Such  Pre-Payment
shall be applied against the principal amount outstanding under the Note.

   3. TERM LOAN AGREEMENT AND NOTE. The Bank and the Borrower hereby agree to terminate the Term Loan Agreement and the Note and replace them with the Amended Note. The remaining principal balance outstanding under the Note of $2,733,337.00 shall be deemed outstanding under the Amended Note.

   4. RESTRUCTURING FEE. Borrower shall pay to Bank on the date hereof a restructuring fee equal to $6,833.34.

   5.   AMENDMENT TO SECURITY AGREEMENT.

        (a)  The Bank and the Borrower hereby amend paragraphs (a), (c) and
(f) of the "FURTHER WARRANTIES AND COVENANTS OF DEBTOR" section of the Security Agreement by including therein exceptions for (i) certain liens, security interests and filings granted to Marine Midland in the items of equipment identified on Schedule A to the Amended Note ("Schedule A"), (ii) liens, security interests and filings granted to Southern Tier Economic Growth in the items of equipment identified on Schedule A and (iii) liens, security interest and filings granted or to be granted to secure purchase money indebtedness permitted under the Amended Note.

        (b) The Bank and the Borrower hereby amend the "EVENTS OF DEFAULT" section of the security agreement by deleting Paragraphs (a) through (f) of such section in their entirety. The Bank and the Borrower hereby agree that an occurrence of an event of default under the Amended Note shall constitute and event of default under the Security Agreement.

        (c) The Bank and the Borrower hereby agree that to the extent a term of the Security Agreement is inconsistent with the terms of the Amended Note, the terms of the Amended Note shall govern.

   6. MARINE MIDLAND LIENS. The Bank and the Borrower hereby affirm the Letter Agreement relating to the liens of Marine Midland on the Marine Equipment (as defined therein) and the liens of the Bank on the Chase Collateral (as defined therein).

   7. EXCHANGE OF TERM LOAN AGREEMENT AND NOTE. The Bank shall on the date hereof deliver the original Term Loan Agreement and the Note in exchange for execution and delivery of the Amended Promissory Note.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

                            ARTISTIC GREETINGS INCORPORATED


                            By:  /s/ Thomas C. Wyckoff
                                 Title:  Senior VP and General Counsel

                            THE CHASE MANHATTAN BANK, N.A.


                            By:  Debra Andrako
                                 Title: